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Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 and Form F-3 of our report dated January 29, 2003 relating to Carnival Corporation's consolidated financial statements, which appears in the Carnival Corporation 2002 Annual Report to Shareholders, which is incorporated by reference in Carnival Corporation's amended Annual Report on Form 10-K/A for the year ended November 30, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Miami, Florida
July 3, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS